Form 10-K
Year Ended 12/31/2001
Exhibit 24.2

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Monica M. Fohrman and Gregory A. Stoklosa, and each of them with full power to act without the other, his or her true and lawful attorney-in-fact, with full power and authority, for the purpose of executing, in the name and on behalf of the undersigned as a director and/or officer of R. R. Donnelley & Sons Company, a Delaware corporation (the “Company”), (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (the “Annual Report”), and (ii) a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Company’s Deferred Compensation Obligations (the “Registration Statement”), and any and all amendments to such Annual Report and Registration Statement, including post-effective amendments, and to deliver on behalf of the undersigned such Annual Report and Registration Statement and any and all amendments thereto, as each thereof is so executed, for filing with the Securities and Exchange Commission. The undersigned hereby grants unto each such attorney-in-fact full power of substitution and revocation in the premises and hereby ratifies and confirms all that each such attorney-in-fact may do or cause to be done by virtue of these presents.

Dated: February 8, 2002

/S/	GREGORY Q. BROWN

Na	me: Gregory Q. Brown

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